Exhibit 99.1

CONTACTS:

Karen Marinella Hall

Manager, External Communications

Analog Devices, Inc.

Tel: 781-461-3549

Email: Karen.MarinellaHall@analog.com

Ali Husain

Treasurer & Director of Investor Relations

Analog Devices, Inc.

Tel: 781-461-3282

Email:investor.relations@analog.com

Amy Thompson

FleishmanHillard

Tel: 617-692-0508

Email: amy.thompson@fleishman.com

Prashanth Mahendra-Rajah to Join Analog Devices as Senior Vice President,

Finance and Chief Financial Officer

NORWOOD, Mass. – Aug. 16, 2017 – Analog Devices, Inc. (NASDAQ: ADI) today announced that Prashanth Mahendra-Rajah will join the Company on September 28, 2017 as Senior Vice President, Finance and Chief Financial Officer. Reporting to CEO Vincent Roche, Mr. Mahendra-Rajah will oversee ADI’s global finance organization, with responsibility for financial management, reporting, controls, planning, and strategy. Mr. Mahendra-Rajah currently serves as Chief Financial Officer of WABCO Holdings Inc., a $3B global supplier of commercial vehicle technologies, a position he has held since June 2014. Prior to his appointment at WABCO, he served as Corporate Vice President and Segment CFO for the Silicon Systems Group, a $6B division of Applied Materials, Inc. Previously, Mr. Mahendra-Rajah held global finance and operational positions at Visa and United Technologies. He holds a B.S. in Chemical Engineering from the University of Michigan, a M.S. in Engineering from Johns Hopkins University, and an M.B.A. from Purdue University, Krannert School of Management.

Eileen Wynne will continue serving as Analog Devices’ interim Chief Financial Officer and Vice President and Chief Accounting Officer until Mr. Mahendra-Rajah’s first date of employment, after which she will continue to serve as the Company’s Vice President and Chief Accounting Officer.

“We are very excited that Prashanth is joining our team,” said Vincent Roche, President and CEO of Analog Devices. “His proven ability to facilitate profitable business growth through smart financial strategy and disciplined financial operations maps well to both ADI’s culture and business priorities. I am confident Prashanth will have a rapid and positive impact on ADI’s performance and results and be a critical partner in the ongoing development of our operational and product strategies.”

Mr. Roche continued, “I want to thank Eileen Wynne for her financial leadership and commitment to our organization during our search for a new CFO. I look forward to her continued counsel and support.”

About Analog Devices

Analog Devices (NASDAQ: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret. Visit http://www.analog.com.

This release contains forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, our statements regarding the expected benefits and timing of the joining of the Company’s new Chief Financial Officer. The statements contained in this release are not guarantees of future performance, are inherently uncertain, involve certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements, and such statements should not be relied upon as representing Analog Devices’ expectations or beliefs as of any date subsequent to the date of this press release. Important factors that could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements include any faltering in global economic conditions or the stability of credit and financial markets, erosion of consumer confidence and declines in customer spending, unavailability of raw materials, services, supplies or manufacturing capacity, changes in geographic, product or customer mix, higher than expected or unexpected costs associated with or relating to the acquisition of Linear Technology and the integration of the businesses; the risk that expected benefits, synergies and growth prospects of the acquisition may not be fully achieved in a timely manner, or at all; the risk that Linear Technology’s business may not be successfully integrated with Analog Devices’; the risk that we will be unable to retain and hire key personnel; the risk that disruption resulting from the acquisition may adversely affect our business and relationships with our customers, suppliers or employees; and other risk factors described in our most recent filings with the Securities and Exchange Commission. We do not undertake any obligation to update forward-looking statements made by us.

(ADI-WEB)

To subscribe to ADI’s News Feed http://www.analog.com/en/homepage/news.xml

Follow ADI on Twitter at http://www.twitter.com/ADI_News

Subscribe to Analog Dialogue, ADI’s monthly technical journal, at

http://www.analog.com/library/analogDialogue/subscribe/html

###